Exhibit 10.13

SUNOCO PARTNERS LLC

DIRECTORS’ DEFERRED COMPENSATION PLAN

Amended and restated, effective as of October 20, 2007

ARTICLE I

Definitions

As used in this Plan, the following terms shall have the meanings herein specified:

1.1 Change in Control—shall mean, and shall be deemed to have occurred, upon the occurrence of one or more of the following events:

(a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership to any Person or its Affiliates, other than to Sunoco or any Affiliate of Sunoco;

(b) the consolidation, reorganization, merger or other transaction pursuant to which more than fifty percent (50%) of the combined voting power of the outstanding equity interests in the Company cease to be owned by Sunoco and its Affiliates;

(c) a “Change in Control” of Sunoco, as defined from time to time in the Sunoco stock plans; or

(d) the general partner (whether the Company or any other Person) of the Partnership ceases to be an Affiliate of Sunoco.

1.2 Committee—shall mean the entire board of directors of the Company acting as an administrative committee of the whole, or such other committee of the Board as may be appointed from time to time for purposes of administering this Plan

1.3 Common Unit—shall mean a common unit, representing a limited partnership interest in the Partnership.

1.4 Company—shall mean Sunoco Partners LLC, a Pennsylvania limited liability company. The term “Company” shall include any successor to Sunoco Partners LLC, any subsidiary or affiliate which has adopted the Plan, or an entity that succeeds to the business of Sunoco Partners LLC, or any subsidiary or affiliate, by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

1.5 Compensation—shall mean those fees and retainers payable by the Company to a Participant in consideration for service as a Director.

1.6 DER (or Distribution Equivalent Right)—shall mean, with regard to a specific Restricted Unit (whether held in a Voluntary Deferred Compensation Account or in a Mandatory Deferred Compensation Account), the contingent right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Common Unit during the period such Restricted Unit is outstanding.

1.7 Director—shall mean a member of the Board of Directors of Sunoco Partners LLC.

1.8 Mandatory Deferred Compensation Account—shall mean, with respect to any Participant, the total amount of the Company’s liability for payment of compensation mandatorily deferred by the Participant under this Plan.

1.9 Mandatory Form of Continuing Deferral—shall mean and refer to the written commitment by a Participant, in the form prescribed by the Committee, to mandatorily defer the payment of all of the Board Restricted Unit Retainer awarded to such Participant under this Plan pursuant to Article IV hereof.

1.10 Participant—shall mean a Director, or former Director, who either voluntarily has elected to defer, or is required mandatorily to defer, the receipt of Compensation in accordance with the terms of this Plan.

1.11 Partnership—shall mean Sunoco Logistics Partners L.P., a Delaware limited partnership.

1.12 Plan—shall mean this Sunoco Partners LLC Directors’ Deferred Compensation Plan, as it may be amended from time to time.

1.13 Restricted Unit—shall mean a phantom, or notional, unit (equivalent in value and in cash distribution rights to a Common Unit), entered as a credit in either the Mandatory Deferred Compensation Account, or the Voluntary Deferred Compensation Account of a Participant and which, upon death, retirement or termination of Board service (for mandatorily deferred compensation) or upon earlier payout under the terms of this Plan (for voluntarily deferred compensation), entitles the Participant to receive a Common Unit.

1.14 Voluntary Deferred Compensation Account—shall mean, with respect to any Participant, the total amount of the Company’s liability for payment to the Participant of voluntarily deferred compensation under this Plan, including any payments in respect of DERs.

1.15 Voluntary Deferred Payment Election Form—shall mean and refer to the written election by a Participant, in the form prescribed by the Committee, to voluntarily defer the payment of all or a portion of such Participant’s Compensation under this Plan pursuant to Article II hereof.

ARTICLE II

Voluntary Deferral of Directors’ Compensation

2.1 Election to Defer. Prior to the beginning of each calendar year beginning after December 31, 2004, a Participant may elect voluntarily to defer in the form of Restricted Units, all or a portion of the cash-based Compensation attributable to services to be performed by the Participant in the next succeeding calendar year, by filing a written notice of election with the Committee on the form(s) prescribed by the Committee. Any such voluntary deferral election shall apply only to cash-based Compensation attributable to services to be performed during the calendar year following the calendar year in which the election is received by the Secretary of the Company. An election to defer, made in accordance with this Article II shall be irrevocable as of December 31 of the year preceding the calendar year in which the Participant performs the services to which the cash-based Compensation is attributable. All elections made by Directors on or before December 31, 2004 with respect to cash-based Compensation attributable to services performed in calendar year 2005, to the extent inconsistent with the terms of the Plan, shall be limited by and administered in accordance with, the terms of the Plan. A separate election form shall be filed for each calendar year. The deferral election form(s) also will permit the Participant to specify:

(a) the percentage of cash-based Compensation to be deferred; and

(b) the designation of a beneficiary as set forth in Article V.

2.2 Amount of Deferral. The amount of cash-based Compensation to be voluntarily deferred shall be designated by the Participant as a percentage of such cash-based Compensation in multiples of five percent (5%) but shall not be less than ten percent (10%).

2.3 Time of Election. An election to defer must be filed and received by the Secretary of the Company by the end of the calendar year preceding the calendar year in which the services are performed to which the cash-based Compensation is attributable. A new Director also may elect to defer cash-based Compensation attributable to his or her first year of Board service prior to the commencement of his or her term in office, and such election shall be irrevocable as of the date immediately preceding such Director’s commencement of his or her term in office.

ARTICLE III

Voluntary Deferred Compensation Accounts

3.1 Creation of Voluntary Deferred Compensation Accounts. Cash-based Compensation voluntarily deferred hereunder shall be credited to a Voluntary Deferred Compensation Account established by the Company for each Participant. The portion of cash-based Compensation thus voluntarily deferred by the Participant shall be converted into a number of Restricted Units credited to a Participant’s Voluntary Deferred Compensation Account as set forth in the Plan.

3.2 Crediting Restricted Units. Restricted Units shall be credited to a Participant’s Voluntary Deferred Compensation Account at the time the cash-based Compensation otherwise would have been paid had no election to defer been made. The number of Restricted Units to be credited to the Voluntary Deferred Compensation Account shall be determined by dividing the cash-based Compensation by the average closing price for Common Units as published in the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” for the period of ten (10) trading days immediately prior to the day on which the cash-based Compensation otherwise would have been paid. Any fractional Restricted Units also shall be credited to a Participant’s Voluntary Deferred Compensation Account. The number of Restricted Units in a Participant’s Voluntary Deferred Compensation Account shall be adjusted appropriately by the Committee in the event of changes in the Partnership’s outstanding Common Units by reason of any distribution, re-capitalization, merger, consolidation, split-up, combination, exchange of units or the like, and such adjustments shall be conclusive. Crediting of Restricted Units to a Participant’s Voluntary Deferred Compensation Account shall not entitle the Participant to the rights of a limited partner of the Partnership or holder of Partnership Common Units.

3.3 Crediting DERs. For each Restricted Unit in the Participant’s Voluntary Deferred Compensation Account, the Company shall credit such account with an amount, in respect of DERs, equal to the cash distributions declared on a Common Unit of the Partnership. The crediting shall occur as of the date on which such cash distributions on the Common Units are paid. The number of Restricted Units to be credited to the Participant’s Voluntary Deferred Compensation Account shall be calculated by dividing the number of DERs by the average closing price for the Partnership’s Common Units as published in the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” for the period of ten (10) trading days prior to the day on which the cash distributions are paid on the Partnership’s Common Units. Any fractional Restricted Units also shall be credited to the Participant’s Voluntary Deferred Compensation Account.

3.4 Time of Payment. Except as provided in Article VII hereof, all payments of a Participant’s Voluntary Deferred Compensation Account shall be made on the later of: (a) the first day of the calendar year following the date of the Participant’s separation from Board service, or (b) the first day following the six (6) month anniversary of the Participant’s separation from Board service. Upon the death of a Participant prior to the final payment of all amounts credited to his or her Voluntary Deferred Compensation Account, the balance of his or her Voluntary Deferred Compensation Account shall be paid in accordance with Article V, on the latest of: (c) the first day of the calendar year following the year of death, (d) the first day following the six (6) month anniversary of the Participant’s separation from Board service, or (e) the date that is thirty (30) days after the Participant’s death. Notwithstanding the foregoing provisions of this Section 3.4, and except as provided in Article VII, in no event shall any payment or distribution be made within six (6) months of the cash-based Compensation being earned or awarded.

3.5 Method of Payment. A Participant in this portion of the Plan shall receive payment in a lump sum in cash of all voluntarily deferred cash-based Compensation credited to such Participant’s Voluntary Deferred Compensation Account. Restricted Units credited to the Participant’s Mandatory Deferred Compensation Account shall be valued at the average closing price for Common Units as published in the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” for the period of ten (10) trading days immediately prior to each new calendar year.

ARTICLE IV

Mandatory Deferred Compensation Accounts

4.1 Creation of Mandatory Deferred Compensation Accounts. Compensation deferred under this Article IV shall be credited, in the form of Restricted Units, to a Mandatory Deferred Compensation Account established by the Company for each Participant. Payout of such Mandatory Deferred Compensation Accounts shall commence as provided in Section 4.4.

4.2 Crediting Restricted Units. If the Committee elects to do so, each Participant serving as a director of the Company, but who is not also an employee of the Company, or any subsidiary or affiliate thereof, will be paid, in quarterly installments, an aggregate annual dollar amount (the “Board Restricted Unit Retainer”) to be credited to a Participant’s Mandatory Deferred Compensation Account in the form of Restricted Units. The number of Restricted Units to be credited quarterly to the Participant’s Mandatory Deferred Compensation Account shall be determined by dividing the Board Restricted Unit quarterly installment cash amount by the average closing price for Common Units as published in the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” for the period of ten (10) trading days immediately prior to the day on which the quarterly installment payment is due. The number of Restricted Units in a Participant’s Mandatory Deferred Compensation Account shall be adjusted appropriately by the Committee in the event of changes in the Partnership’s outstanding Common Units by reason of any distribution, re-capitalization, merger, consolidation, split-up, combination, exchange of units or the like, and such adjustments shall be conclusive. Crediting of Restricted Units to a Participant’s Mandatory Deferred Compensation Account shall not entitle the Participant to the rights of a limited partner of the Partnership or holder of Partnership Common Units.

4.3 Crediting DERs. For each Restricted Unit in the Participant’s Mandatory Deferred Compensation Account, the Company shall credit such account with an amount, in respect of DERs, equal to the cash distributions declared on a Common Unit of the Partnership. The crediting shall occur as of the date on which such cash distributions on the Common Units are paid. The number of Restricted Units to be credited to the Participant’s Mandatory Deferred Compensation Account shall be calculated by dividing the number of DERs by the average closing price for the Partnership’s Common Units as published in the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” for the period of ten (10) trading days prior to the day on which the cash distributions are paid on the Partnership’s Common Units. Any fractional Restricted Units also shall be credited to the Participant’s Mandatory Deferred Compensation Account.

4.4 Time of Payment. Except as provided in Article VII hereof, all payments of a Participant’s Mandatory Deferred Compensation Account shall be made on the later of: (a) the first day of the calendar year following the date of the Participant’s separation from Board service, or (b) the first day following the six (6) month anniversary of the Participant’s separation from Board service. Upon the death of a Participant prior to the final payment of all amounts credited to his or her Mandatory Deferred Compensation Account, the balance of his or her Mandatory Deferred Compensation Account shall be paid in accordance with Article V, on the latest of: (c) the first day of the calendar year following the year of death, (d) the first day following the six (6) month anniversary of the Participant’s separation from Board service, or (e) the date that is thirty (30) days after the Participant’s death. Notwithstanding the foregoing provisions of this Section 4.4, and except as provided in Article VII, in no event shall any payment or distribution be made within six (6) months of any quarterly installment of the Board Restricted Unit Retainer being earned.

4.5 Method of Payment. A Participant in this portion of the Plan shall receive payment in a lump sum in cash of all mandatorily deferred Compensation credited to such Participant’s Mandatory Deferred Compensation Account. Restricted Units credited to the Participant’s Mandatory Deferred Compensation Account shall be valued at the average closing price for Common Units as published in the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” for the period of ten (10) trading days immediately prior to each new calendar year.

ARTICLE V

Designation of Beneficiaries

5.1 Designation of Beneficiary. The Participant shall name one or more beneficiaries and contingent beneficiaries to receive any payments due Participant at the time of death. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Committee during the lifetime of such Participant. A subsequent beneficiary designation will cancel all beneficiary designations signed and filed earlier under this Plan, and such new beneficiary designation shall be applied to all amounts previously credited to the Participant’s Mandatory Deferred Compensation Account (and/or Voluntary Deferred Compensation Account, as the case may be), as well as to any amounts to be credited to such Participant’s Mandatory Deferred Compensation Account (and/or Voluntary Deferred Compensation Account, as the case may be), prospectively. In case of a failure of designation, or the death of the designated beneficiary without a designated successor, distribution shall be paid in one lump sum to the estate of the Participant.

5.2 Spouse’s Interest. The interest in any amounts hereunder of a spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

5.3 Survivor Benefits. Upon the Participant’s death, any balances in the Participant’s Mandatory Deferred Compensation Account and/or Voluntary Deferred Compensation Account shall be paid in a lump sum to the designated beneficiary(ies).

ARTICLE VI

Source of Payments

All payments of deferred Compensation shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of any Mandatory Deferred Compensation Account or Voluntary Deferred Compensation Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, that the Company may designate to pay the amount credited to a Mandatory Deferred Compensation Account or a Voluntary Deferred Compensation Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the Company. Participant’s interest in any Mandatory Deferred Compensation Account or Voluntary Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.

ARTICLE VII

Change in Control

7.1 Effect of Change in Control on Payment. Anything to the contrary in this Plan notwithstanding, at any time prior to the calendar year in which the services are performed to which Compensation is attributable, a Participant may make an election (a “Change in Control Election”) (which shall be irrevocable as of December 31 of the year preceding the calendar year for which it is made) to receive, in a single lump sum payment, upon the occurrence of a Change in Control (provided that the Change in Control also is a change in control for purposes of IRC Section 409A, as amended, and the regulations issued thereunder), the balance of such Participant’s Mandatory Deferred Compensation Account and/or Voluntary Deferred Compensation Account attributable to such Compensation, determined as of the valuation date immediately preceding the Change in Control. Each such election shall be in writing and in conformity with such rules as may be prescribed by the Committee.

7.2 Amendment on or after Change in Control. On or after a Change in Control, or before, but in connection with, a Change in Control, no action shall be taken that would affect adversely the rights of any Participant or the operation of this Article VII with respect to the balance in the Participant’s Accounts immediately before such action, including, by way of example and not of limitation, the amendment, suspension or termination of the Plan.

7.3 Attorney’s Fees. The Company shall pay all legal fees and related expenses incurred by or with respect to a Participant during his lifetime or within ten (10) years after his death in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change in Control. Reimbursement shall be made on or before the close of the calendar year following the calendar year in which the expense was incurred. The amount of expenses eligible for reimbursement under this provision in one calendar year may not affect the amount of expenses eligible for reimbursement under this provision in any other calendar year. The Participant (or the Participant’s representative) shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant’s (or the Participant’s representative’s) claim was frivolously brought without reasonable expectation of success on the merits thereof.

ARTICLE VIII

Miscellaneous

8.1 Nonalienation of Benefits. Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article V.

8.2 Acceptance of Terms. The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant.

8.3 Administration of the Plan. The Plan shall be administered by the Committee which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rule, regulation or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

8.4 Termination and Amendment. The Plan may be terminated at any time by the Board of Directors of Sunoco Partners LLC, and may be amended at any time by the Committee; provided, however, that, without the prior written consent of the Participant, no such amendment or termination shall affect adversely the rights of any Participant or beneficiary of a Participant with respect to amounts credited to such Participant’s Mandatory Deferred Compensation Account and/or Voluntary Deferred Compensation Account prior to such amendment or termination.

8.5 Severability. In the case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.6 Governing Law. THIS PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

8.7 Amounts Included in Income Under IRC Section 409A. Upon a determination that any amounts deferred under the Plan are included in the gross income of a Participant pursuant to IRC Section 409A, as amended, and the regulations issued thereunder, such amounts shall be distributed to the Participant.